Exhibit 1.01

AudioCodes Ltd.

Conflict Minerals Report

For The Year Ended December 31, 2025

1.	Introduction

This is the Conflict Minerals Report (this “Report”) for AudioCodes Ltd. (herein referred to as “AudioCodes,” the “Company,” “we,” “us” or “our”) filed with the United States Securities and Exchange Commission (the “SEC”) pursuant to Rule 13p-1 under the Securities Exchange Act of 1934, as amended (the “Rule”), for the reporting period from January 1, 2025 to December 31, 2025. The Rule was adopted by the SEC to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, as amended. The Rule imposes certain reporting obligations on SEC registrants whose manufactured products contain conflict minerals which are necessary to the functionality or production of their products. “Conflict minerals” are defined as cassiterite, columbite-tantalite, wolframite and gold, and their derivatives, which for purposes of this assessment are limited to tin, tantalum, tungsten, and gold.

If a registrant can establish that the conflict minerals in its products originated from sources other than the Democratic Republic of the Congo (the “DRC”) or an adjoining country (collectively, the “Covered Countries”), or from recycled and scrap sources, the registrant must submit a specialized disclosure report under Form SD that describes the steps that the registrant took to determine the origin of the conflict minerals in its products.

If a registrant has reason to believe that any of the conflict minerals in its supply chain may have originated in a Covered Country, or if the registrant is unable to determine the country of origin of those conflict minerals, then the registrant must exercise due diligence on the conflict minerals’ source and chain of custody. If, as a result of that due diligence, the registrant determines that its conflict minerals did not originate in a Covered Country or that they came from recycled or scrap sources, a Conflict Minerals Report is not required, but the registrant must disclose its determination and briefly describe the reasonable country of origin inquiry and the due diligence efforts it undertook. Otherwise, the registrant must annually submit a Conflict Minerals Report to the SEC that includes a description of those due diligence measures.

This Report is not audited by an independent private sector auditor in reliance on SEC guidance to the effect that the requirement of such an audit has been stayed except if the registrant elects to describe its products as “DRC conflict-free” in its Conflict Minerals Report.

2.	Company Overview

This Report has been prepared by AudioCodes. The information includes the activities of all of our majority-owned subsidiaries that are required to be consolidated.

AudioCodes designs, develops and sells advanced Voice over-IP (VoIP) and converged VoIP and data networking solutions, products and applications that facilitate secured, resilient and high-quality Unified Communications (UC) and Contact Center (CC) services whether deployed on-premises or delivered from the cloud. Providing IP Phones, Customer Premise Equipment (CPE), and cloud-based platforms and applications, our solutions and products are geared to meet the growing needs of enterprises and service providers realigning their operations towards the transition to All-IP networks and hosted business services. AudioCodes is a VoIP technology market leader focused on converged VoIP and data communications offering technology, products and solutions for Enterprise Unified Communications, contact centers, service provider business services, mobile VoIP and Cloud virtualized Data Centers. Our products are deployed globally in enterprise, service provider cloud networks. AudioCodes’ products include IP phones, session border controllers (SBC), media gateways, Multi-Service Business Routers (MSBRs), residential gateways, media servers, mobile communications solutions, value added applications, life cycle management solutions and professional services. AudioCodes high definition (HD) VoIP technologies and products provide enhanced intelligibility and a better end user experience in emerging voice communications services.

3.	Products Overview

Our principal hardware product lines are essentially classified into the following categories: session border controllers, media gateways, multi-service business routers, IP phones, cloud connector appliances, survivable branch appliances, call recorders, fax servers and SOHO routers.

4.	Supply Chain Overview

Because our supply chain is complex, AudioCodes relies upon our suppliers to provide information with respect to the origin of the conflict minerals contained in components and materials supplied to us, including sources of conflict minerals that are supplied to them from sub-tier suppliers. Our suppliers are expected to provide conflict minerals sourcing information to us pursuant to our Conflict Minerals Policy.

We have performed a comprehensive analysis of the components used in our products, and the role that suppliers play throughout our manufacturing and product delivery processes. We defined the scope of our conflict minerals due diligence by identifying and contacting our current suppliers that provide components or engage in manufacturing activities that are likely to contain conflict minerals. We adopted the standard Conflict Mineral Reporting Templates (“CMRT”) established by the Responsible Minerals Initiative (the “RMI”) and sent our conflict minerals due diligence communication survey to these suppliers.

With respect to the Organisation for Economic Cooperation and Development (“OECD”) guidance (as described below) to strengthen engagement with suppliers, we have engaged a third-party data collection vendor to conduct, collect and archive suppliers’ responses. Feedback from this engagement has allowed us to render the conclusions and statements in this Report.

5.	Reasonable Country of Origin Inquiry (“RCOI”) and RCOI Conclusion

5.1	We conducted an analysis of our products and found that “conflict minerals” (as defined under the Rule), including tin, tantalum, tungsten and gold, can be found in our products and are necessary to the functionality or production of those products. Therefore, we are subject to the reporting obligations of the Rule.

5.2	A list of all the suppliers and manufacturers that AudioCodes contracts with during the period covered by this Report to purchase all the items used in constructing its products was prepared by our Purchasing Department. The list was then reviewed, and non-relevant suppliers and manufacturers of items which definitively do not contain tin, tantalum, tungsten or gold were deleted. The final list was evaluated by our Purchasing Director and Quality Assurance & Environmental Management Manager.

5.3	Due to the breadth and complexity of AudioCodes’ products and supply chain, it will take time for many of our suppliers to verify the origin of all conflict minerals. Using our supply chain due diligence processes and efforts, we hope to further develop transparency into our supply chain.

5.4	Steps conducted this year include:

a.	Performing internal applicability assessments of products and suppliers to determine which products and/or suppliers actually contain (or may contain) necessary conflict minerals.

b.	Supplier engagement:

●	Solicitation of survey responses from specified suppliers;

●	Assessment of suppliers’ responses, including identifying inconsistent, incomplete or inaccurate responses;

●	Engaging our Purchasing Department to directly contact and make follow-up inquiries of non-responsive suppliers; and

●	As part of our validation process, circulation of training materials to suppliers, including an overview of the law and instructions on how to complete the CMRT, if relevant.

c.	As part of our effort to identify smelters and refiners, suppliers were requested to complete CMRTs template of version 6.5 or above.

5.5	Currently, we do not have sufficient information from our suppliers to determine the country of origin of all conflict minerals used in our products or the facilities used to process them. Accordingly, we cannot exclude the possibility that some conflict minerals may have originated in a Covered Country and are not from recycled or scrap sources. Based on this, we conducted due diligence on the source and chain of custody of such conflict minerals, as described in this Report.

6.	Due Diligence Design

6.1	Our due diligence processes and efforts are based on the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (the “OECD Guidance”) and the related supplements for gold, tin, tantalum and tungsten.

7.	Due Diligence Performed

7.1	Establish Strong Company Management Systems

7.1.1	Conflict Minerals Policy

AudioCodes is committed to working collaboratively with our global supply chain to ensure compliance with the SEC’s conflict minerals rules (including the Rule). Our conflict minerals policy is publicly available on our website at https://www.audiocodes.com/corporate/audiocodes-going-sustainable under the heading “Conflict Minerals Act.” Except as expressly provided herein, the information on, or that can be accessed through, our website is not part of (nor is it included in) this Report.

7.1.2	Internal Team

AudioCodes has established a task force with representatives from our Legal, Finance, Purchasing and Quality departments to implement our conflict minerals compliance policy. Senior management is briefed about the results of our due diligence efforts on a regular basis.

7.1.3	Control Systems

AudioCodes has established our due diligence compliance process and set forth documentation and record maintenance mechanisms to ensure the retention of relevant documentation in a structured electronic database. Database content enables real-time identification of all countries of origin of the minerals as well as the status of smelters and refiners. Since our databases are regularly backed up, this data retention ensures availability with no significant time limitation.

Company-level CMRT are amended by AudioCodes on a monthly basis, as our sub-contractor collects new and/or corrected suppliers’ reports. AudioCodes makes its latest company-level CMRT available to its customers upon request.

7.1.4	Supplier Engagement

AudioCodes’ Requirements from AudioCodes’ Suppliers Process Specification (P-08-03E) (the “Process Specification”) includes a paragraph detailing our mandatory requirement to comply with the Rule and to strictly follow the framework established by the OECD. The Process Specification is referenced in each purchase order issued to our suppliers. Except as expressly provided herein, the information on, or that can be accessed through, our website is not part of (nor is it included in) this Report.

7.1.5	Grievance Mechanism

Grievance mechanism & reporting are defined in our Conflict Minerals Policy.

7.2	Identify and Assess Risk in the Supply Chain

7.2.1	As part of our risk-based approach, AudioCodes identified the suppliers from which it made purchases over a specified amount during the year ended 2025. While trying to move towards the goal of being a conflict minerals-free company, we assessed two primary risks in our supply chain: (1) the risk of not receiving prompt and accurate information from a particular supplier; and (2) the risk of not being able to readily replace a particular supplier. The result was the segmentation of our suppliers into three categories/levels of risks—“high”, “medium” and “low”—enabling the Company to focus and tailor its risk mitigation efforts according to the supplier’s level of risk.

7.2.2	Our Purchasing Department was engaged to urge and make follow-up inquiries of reluctant suppliers and to focus our escalation efforts, with a priority on the “high” risk suppliers.

7.2.3	To the best of our knowledge and efforts, we have identified most of the smelters and refiners in our supply chain.

7.3	Design and Implement Strategy to Respond to Risks

7.3.1	Suppliers are requested to supply their conflict minerals compliance declarations using the CMRT template. Such declarations are reviewed by AudioCodes (or its assigned sub-contractor) and verified for completeness and inconsistencies.

7.3.2	Any declaration determined to be inconsistent or missing data is returned to the supplier to be corrected and completed.

7.3.3	We also track smelters and refiners that have not received a conflict-free designation based on the RMI/CFSP or other independent third-party validation program, and compare smelters and refiners identified by the supply chain survey against the list of facilities that have received a “conflict free” designation.

7.3.4	Red flags analysis on the topics listed below were defined to better identify suspicious behavior and activities:

a.	Data completion;

b.	Locations of mineral origin; and

c.	Existence of Company Policy.

7.3.5	Our escalation process was documented and implemented, which defines how to address non-responsive and problematic suppliers. The escalation process defines the conditions under which our Purchasing Department should ultimately consider suspending or discontinuing engagement with such suppliers.

7.3.6	Our VP, Operations, was informed of (i) the risk analysis efforts and results and (ii) the actions taken in response to such analysis and results.

7.4	Carrying Out of Independent Third-Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain

7.4.1	AudioCodes does not have a direct relationship with smelters and refiners of conflict minerals, nor do we perform direct audits of these entities that provide our supply chain with conflict minerals. However, we do rely upon the industry efforts and tools (for example, the RMI CMRT) in our evaluations.

7.5	Report Annually on Supply Chain Due Diligence

7.5.1	AudioCodes’ CMRT is amended on a monthly basis and is available to all requestors. The Company’s annual Conflict Minerals Report is made available on AudioCodes’ website at https://www.audiocodes.com/corporate/audiocodes-going-sustainable under the heading “Conflict Minerals Act” and filed with the SEC on Form SD. Except as expressly provided herein, the information on, or that can be accessed through, our website is not part of (nor is it included in) this Report.

8.	Results of Assessments

8.1	Survey Responses

8.1.1	Because of our size, the breadth and complexity of our products, and constant changes to our supply chain in the ordinary course of business, it is difficult to identify entities upstream from our direct suppliers. We therefore rely on our direct suppliers to provide us with information about the source of conflict minerals contained in the components supplied to us. Our direct suppliers are similarly reliant upon information provided by their suppliers.

8.1.2	Despite receiving responses from suppliers listing the smelter’s or refiner’s names in their supply chain, a few suppliers were unable to accurately report which specific smelters were part of the supply chain of the components that were sold to AudioCodes in the year ended 2025. Therefore, we are not able to determine the facilities that processed the conflict minerals in such products.

8.1.3	We received responses from 100% of the suppliers we surveyed. We reviewed the responses against criteria we developed to determine which responses necessitated further engagement with such suppliers. These criteria included untimely or incomplete responses, as well as inconsistencies within the data reported in the template. We are collaborating directly with these suppliers to have them provide updated responses.

8.1.4	Most CMRTs were reported at the company level (see the table immediately below):

Declaration Scopes of Delivered Consolidated Manufacturers
Reported at company level	61%
Reported user defined	16%
Reported product list/product	23%

8.1.5	As of the date hereof, the responses received from our suppliers can be further categorized as described in the table immediately below. CMRTs with major issues are CMRTs with (i) significant incompleteness, (ii) inaccuracies or (iii) contradictory information submitted. For example, tantalum, tin, gold or tungsten were declared used, but no smelters were entered for these metals.

Consolidated Manufacturers Sub-Collection Status
MFRs delivered satisfactory CMRT	100%
MFRs delivered CMRT with major issues	0%
MFRs whose CMRT was escalated*	0%
MFRs still in process	0%

*	Manufacturer (“MFR”) with at least one or multiple escalations (but no major issues noted). Escalated by the subcontractor to AudioCodes to supply enhanced/corrected contact information, to contact the MFR directly or otherwise, due to the MFR’s poor responsiveness.

8.1.6	The smelter analysis of the responsive MFR is set forth below. The list of smelters is set forth in Appendix A attached hereto. The list of the countries of origin of mines is set forth in Appendix B attached hereto.

Smelters Analysis
With certification
Certified smelters - CFSP/RJC/LBMA/DMCC (1)	47%
Non-certified smelters - CFSP/RJC/LBMA/DMCC (1)	53%
Legitimacy of smelters (out of the total number of smelters analyzed)
Number of alleged smelters- FSI/RJC/LBMA/DMCC/DOC/APPLE/INTEL/GS (1)	73%
Unknown smelters	27%

(1)	Initials of credible sources for conflict minerals information (organizations or company names).

8.1.7	Based on the information obtained through the due diligence process, AudioCodes does not have sufficient information as of the date hereof to determine the country of origin of all the conflict minerals contained in our products.

8.1.8	The majority of the responses we received provided data at a company or divisional level or, as described above, were unable to specify the smelters or refiners used for components supplied to AudioCodes. We are therefore unable to determine whether any of the conflict minerals reported by the suppliers were contained in components or parts supplied to us, or to validate that any of these smelters or refiners are actually within our supply chain.

8.1.9	We do not gather information from our suppliers on a continuous, real-time basis.

8.1.10	The Company can only provide reasonable, but not absolute, assurances regarding the source and chain of custody of the necessary conflict minerals, since the information is obtained from direct and secondary suppliers and independent third-party audit programs.

8.2	Efforts to Determine Country of Origin of Mine or Conflict Minerals

8.2.1	Tracing materials back to their mine of origin is a complex aspect of responsible sourcing in our supply chain. By adopting a methodology based on the OECD Guidance and the RMI template, we have determined that the information we gathered from the smelters and refiners in our supply chain represents the most reasonable known mine of origin information available to us.

9.	Continuous Improvement Efforts to Mitigate Risks

9.1	AudioCodes will continue working with its global supply chain to ensure responsible sourcing and compliance with international regulations.

9.2	AudioCodes will strengthen communications with suppliers in order to improve the number of suppliers that respond to the company's supply chain surveys.

9.3	AudioCodes will analyze its database and sort out all non-active parts, to focus on an accurate suppliers’ database.

10.	Cautionary Statement Concerning Forward-Looking Statements

This Report contains “forward-looking statements” within the meaning of U.S. federal securities laws. These forward-looking statements can generally be identified as such because the context of the statement will include words such as “may,” “will,” “intends,” “plans,” “believes,” “anticipates,” “expects,” “estimates,” “predicts,” “potential,” “continue,” or “opportunity,” the negative of these words or words of similar import. Examples of forward-looking statements include, but are not limited to, statements relating to our future plans, and any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on our current expectations and assumptions, which may not prove to be accurate. Forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ substantially and materially from those stated in such statements, including, but not limited to, the risks described in our Form 20-F and other filings we make with the SEC from time to time. As a result, these statements speak only as of the date they are made and we undertake no obligation to update or revise any forward-looking statement, except as required by U.S. federal securities laws. AudioCodes may not update these forward-looking statements, even if its situation changes in the future. AudioCodes’ management cautions against putting undue reliance on forward-looking statements or projecting any future results based on such statements or present or prior earnings levels.

Appendix A: Smelters List

1. GOLD

Metal	Smelter Name	Country
Gold	8853 S.p.A.	ITALY
Gold	ABC Refinery Pty Ltd.	AUSTRALIA
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA
Gold	African Gold Refinery	UGANDA
Gold	Agosi AG	GERMANY
Gold	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES
Gold	Albino Mountinho Lda.	PORTUGAL
Gold	Alexy Metals	UNITED STATES OF AMERICA
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL
Gold	Argor-Heraeus S.A.	SWITZERLAND
Gold	ARY Aurum Plus	UNITED ARAB EMIRATES
Gold	ASAHI METALFINE, Inc.	JAPAN
Gold	Asahi Refining Canada Ltd.	CANADA
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA
Gold	Asaka Riken Co., Ltd.	JAPAN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	Attero Recycling Pvt Ltd	INDIA
Gold	AU Traders and Refiners	SOUTH AFRICA
Gold	Augmont Enterprises Private Limited	INDIA
Gold	Aurubis AG	GERMANY
Gold	Bangalore Refinery	INDIA
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Boliden Ronnskar	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	C.I Metales Procesados Industriales SAS	COLOMBIA
Gold	Caridad	MEXICO
Gold	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	Cendres + Metaux S.A.	SWITZERLAND
Gold	CGR Metalloys Pvt Ltd.	INDIA
Gold	Chimet S.p.A.	ITALY
Gold	Chugai Mining	JAPAN
Gold	Coimpa Industrial LTDA	BRAZIL
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY
Gold	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES

Gold	DODUCO Contacts and Refining GmbH	GERMANY
Gold	Dongwu Gold Group	CHINA
Gold	Dowa	JAPAN
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN
Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN
Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN
Gold	Elemetal Refining, LLC	UNITED STATES OF AMERICA
Gold	Elite Industech Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	Emerald Jewel Industry India Limited (Unit 1)	INDIA
Gold	Emerald Jewel Industry India Limited (Unit 2)	INDIA
Gold	Emerald Jewel Industry India Limited (Unit 3)	INDIA
Gold	Emerald Jewel Industry India Limited (Unit 4)	INDIA
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE
Gold	Fujairah Gold FZC	UNITED ARAB EMIRATES
Gold	Gasabo Gold Refinery Ltd	RWANDA
Gold	GG Refinery Ltd.	TANZANIA, UNITED REPUBLIC OF
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	INDIA
Gold	Gold by Gold Colombia	COLOMBIA
Gold	Gold Coast Refinery	GHANA
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Gold	Guangdong Jinding Gold Limited	CHINA
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold	Hang Seng Technology	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Henan Yuguang Gold & Lead Co., Ltd.	CHINA
Gold	Heraeus Germany GmbH Co. KG	GERMANY
Gold	Heraeus Metals Hong Kong Ltd.	CHINA
Gold	House of Currency of Brazil (Casa da Moeda do Brazil)	BRAZIL
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA
Gold	Hung Cheong Metal Manufacturing Limited	CHINA
Gold	HwaSeong CJ Co., Ltd.	KOREA, REPUBLIC OF
Gold	Impala Platinum - Platinum Metals Refinery (PMR)	SOUTH AFRICA
Gold	Impala Platinum - Rustenburg Smelter	SOUTH AFRICA
Gold	Impala Refineries – Base Metals Refinery (BMR)	SOUTH AFRICA
Gold	Industrial Refining Company	BELGIUM
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold	International Precious Metal Refiners	UNITED ARAB EMIRATES
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Italpreziosi	ITALY

Gold	JALAN & Company	INDIA
Gold	Japan Mint	JAPAN
Gold	Jiangxi Copper Co., Ltd.	CHINA
Gold	Jinlong Copper Co.,Ltd.	CHINA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JSC Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	K.A. Rasmussen	NORWAY
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold	Kazzinc	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND
Gold	Kojima Chemicals Co., Ltd.	JAPAN
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
Gold	KP Sanghvi International Pvt Ltd	INDIA
Gold	Kundan Care Products Ltd.	INDIA
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	KYSHTYM COPPER-ELECTROLYTIC PLANT ZAO	RUSSIAN FEDERATION
Gold	L'azurde Company For Jewelry	SAUDI ARABIA
Gold	Lingbao Gold Co., Ltd.	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold	L'Orfebre S.A.	ANDORRA
Gold	LS MnM Inc.	KOREA, REPUBLIC OF
Gold	LT Metal Ltd.	KOREA, REPUBLIC OF
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold	Marsam Metals	BRAZIL
Gold	Materion	UNITED STATES OF AMERICA
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	MD Overseas	INDIA
Gold	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA
Gold	Metallix Refining Inc.	UNITED STATES OF AMERICA
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Metalor Technologies S.A.	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO
Gold	Minera Titan del Peru SRL (MTP) - Belen Plant	PERU
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	MKS PAMP SA	SWITZERLAND
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	Modeltech Sdn Bhd	MALAYSIA
Gold	Morris and Watson	NEW ZEALAND

Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	NH Recytech Company	KOREA, REPUBLIC OF
Gold	Nihon Material Co., Ltd.	JAPAN
Gold	NOBLE METAL SERVICES	UNITED STATES OF AMERICA
Gold	Nyrstar Clarksville	UNITED STATES OF AMERICA
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION
Gold	Pease & Curren	UNITED STATES OF AMERICA
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold	Planta Recuperadora de Metales SpA	CHILE
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PX Precinox S.A.	SWITZERLAND
Gold	QG Refining, LLC	UNITED STATES OF AMERICA
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA
Gold	REMONDIS PMR B.V.	NETHERLANDS
Gold	Royal Canadian Mint	CANADA
Gold	SAAMP	FRANCE
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA
Gold	Safimet S.p.A	ITALY
Gold	Safina a.s.	CZECHIA
Gold	Sai Refinery	INDIA
Gold	SAM Precious Metals FZ-LLC	UNITED ARAB EMIRATES
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	SAMWON METALS Corp.	KOREA, REPUBLIC OF
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN
Gold	Shan Tou Shi Yong Yuan Jin Shu Zai Sheng Co. Ltd.	CHINA
Gold	Shandong gold smelting Co., Ltd.	CHINA
Gold	Shandong Humon Smelting Co., Ltd.	CHINA
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold	Shandong Yanggu Xiangguang Co. Ltd.	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	Shandong Zhongkuang Group Co.,Ltd.	CHINA
Gold	Shenzhen CuiLu Gold Co., Ltd.	CHINA
Gold	Shenzhen Heng Zhong Industry Co.,Ltd.	CHINA
Gold	SHENZHEN JINJUNWEI RESOURCE COMPREHENSIVE DEVELOPMENT CO., LTD.	CHINA
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHINA
Gold	Shirpur Gold Refinery Ltd.	INDIA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	Sino-platinum Metals CO.,Ltd	CHINA

Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA
Gold	SOLEIL METALS (Chala One Plant)	PERU
Gold	SOLEIL METALS (YAKARI Plant)	PERU
Gold	Sovereign Metals	INDIA
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA
Gold	Sudan Gold Refinery	SUDAN
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF
Gold	Super Dragon Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	T.C.A S.p.A	ITALY
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	TITAN COMPANY LIMITED, JEWELLERY DIVISION	INDIA
Gold	Tokuriki Honten Co., Ltd.	JAPAN
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN
Gold	Torecom	KOREA, REPUBLIC OF
Gold	Tsai Brother Industries	TAIWAN, PROVINCE OF CHINA
Gold	Umicore Brasil Ltda.	BRAZIL
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA
Gold	Valcambi S.A.	SWITZERLAND
Gold	WEEEREFINING	FRANCE
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA
Gold	WIELAND Edelmetalle GmbH	GERMANY
Gold	Wuzhong Group	CHINA
Gold	Yamakin Co., Ltd.	JAPAN
Gold	Yokohama Metal Co., Ltd.	JAPAN
Gold	Yunnan Copper Industry Co., Ltd.	CHINA
Gold	Yunnan Gold Mining Group Co., Ltd. (YGMG)	CHINA
Gold	Zhe Jiang Guang Yuan Noble Metal Smelting Factory	CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA

2. TANTALUM

Metal	Smelter Name	Country
Tantalum	5D Production OU	ESTONIA
Tantalum	AMG Brasil	BRAZIL
Tantalum	ANHUI HERRMAN IMPEX CO., LTD	CHINA
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tantalum	CMT Rare Metal Advanced Materials (Hunan) Co., Ltd.	CHINA
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	FIR Metals & Resource Ltd.	CHINA
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Jiangxi Suns Nonferrous Materials Co. Ltd.	CHINA
Tantalum	Jiangxi Tuohong New Raw Material	CHINA
Tantalum	Jiujiang Janny New Material Co., Ltd.	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	KEMET de Mexico	MEXICO
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA
Tantalum	Materion Newton Inc.	UNITED STATES OF AMERICA
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	Meterion Advanced Materials Thin Film Products	UNITED STATES OF AMERICA
Tantalum	Mineracao Taboca S.A.	BRAZIL
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	NPM Silmet AS	ESTONIA
Tantalum	Plansee SE Liezen	AUSTRIA
Tantalum	Plansee SE Reutte	AUSTRIA
Tantalum	PowerX Ltd.	RWANDA
Tantalum	QuantumClean	UNITED STATES OF AMERICA
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	CHINA
Tantalum	Rui Da Hung	TAIWAN, PROVINCE OF CHINA
Tantalum	Shanghai Jiangxi Metals Co. Ltd	CHINA
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	STEREON Metals Hermsdorf GmbH	GERMANY
Tantalum	Taki Chemical Co., Ltd.	JAPAN

Tantalum	TANIOBIS Co., Ltd.	THAILAND
Tantalum	TANIOBIS GmbH	GERMANY
Tantalum	TANIOBIS Japan Co., Ltd.	JAPAN
Tantalum	TANIOBIS Smelting GmbH & Co. KG	GERMANY
Tantalum	Telex Metals	UNITED STATES OF AMERICA
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	ULVAC, Inc.	JAPAN
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CHINA
Tantalum	XIMEI RESOURCES(GUIZHOU) TECHNOLOGY CO., LTD.	CHINA
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Zhuzhou Cemented Carbide Group Co. Ltd	CHINA

3. TIN

Metal	Smelter Name	Country
Tin	Alpha Assembly Solutions Inc	UNITED STATES OF AMERICA
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM
Tin	Aurubis Beerse	BELGIUM
Tin	Aurubis Berango	SPAIN
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA
Tin	China Tin Group Co., Ltd.	CHINA
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRAZIL
Tin	CRM Synergies	SPAIN
Tin	CV Ayi Jaya	INDONESIA
Tin	CV United Smelting	INDONESIA
Tin	CV Venus Inti Perkasa	INDONESIA
Tin	DingNan JiaWang HuanBao Co. LTD	CHINA
Tin	DONG GUAN SHI XI DA HAN XI PRODUCT CO., LTD	CHINA
Tin	Dongguan Best Alloys Co., Ltd.	CHINA
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA
Tin	Dowa	JAPAN
Tin	Dragon Silver Holdings Limited	CHINA
Tin	DS Myanmar	MYANMAR
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)
Tin	Estanho de Rondonia S.A.	BRAZIL
Tin	Fabrica Auricchio Industria e Comercio Ltda.	BRAZIL
Tin	Feinhütte Halsbrücke GmbH	GERMANY
Tin	Fenix Metals	POLAND
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tin	Global Advanced Metals Greenbushes Pty Ltd.	AUSTRALIA
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
Tin	GUANGXI HUA TIN GOLD MINUTE FEE, LTD.	CHINA
Tin	Guangxi Non-ferrous Metals Group Co..ltd	CHINA
Tin	Guangxi Zhongshan Jin Yi Smelting Co., Ltd	CHINA
Tin	Hezhou Jinwei Tin Co., Ltd	CHINA
Tin	Hongqiao Metals (Kunshan) Co., Ltd.	CHINA
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA
Tin	HUIZHOU LIAN JING METAL MATERIAL CO.,LTD	CHINA

Tin	Hunan Xianghualing Tin Co. ltd	CHINA
Tin	Jean GOLDSCHMIDT INTERNATIONAL S.A.	BELGIUM
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA
Tin	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tin	KOBE STEEL, LTD.	CHINA
Tin	Longnan Chuangyue Environmental Protection Technology Development Co., Ltd	CHINA
Tin	Luna Smelter, Ltd.	RWANDA
Tin	Ma On Shuguang Smelting Plant	CHINA
Tin	Ma'anshan Weitai Tin Co., Ltd.	CHINA
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
Tin	Malaysia Smelting Corporation Berhad (Port Klang)	MALAYSIA
Tin	Materials Eco-Refining CO.,LTD	JAPAN
Tin	Melt Metais e Ligas S.A.	BRAZIL
Tin	Metahub Industries Sdn. Bhd.	MALAYSIA
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA
Tin	Minchali Metal Industry Co.,Ltd	TAIWAN, PROVINCE OF CHINA
Tin	Mineracao Taboca S.A.	BRAZIL
Tin	Ming Li Jia Smelt Metal Factory	CHINA
Tin	Mining Minerals Resources SARL	CONGO, DEMOCRATIC REPUBLIC OF THE
Tin	Minsur	PERU
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	Modeltech Sdn Bhd	MALAYSIA
Tin	Ney Metals and Alloys	UNITED STATES OF AMERICA
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	Novosibirsk Tin Combine	RUSSIAN FEDERATION
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)
Tin	P Kay Metal, Inc	UNITED STATES OF AMERICA
Tin	Pongpipat Company Limited	MYANMAR
Tin	Precious Minerals and Smelting Limited	INDIA
Tin	PT Aries Kencana Sejahtera	INDONESIA
Tin	PT Arsed Indonesia	INDONESIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Babel Surya Alam Lestari	INDONESIA
Tin	PT Bangka Prima Tin	INDONESIA
Tin	PT Bangka Serumpun	INDONESIA
Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT Cipta Persada Mulia	INDONESIA
Tin	PT Karimun Mining	INDONESIA
Tin	PT Masbro Alam Stania	INDONESIA

Tin	PT Menara Cipta Mulia	INDONESIA
Tin	PT Mitra Graha Raya	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Mitra Sukses Globalindo	INDONESIA
Tin	PT Panca Mega Persada	INDONESIA
Tin	PT Premium Tin Indonesia	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT Putera Sarana Shakti (PT PSS)	INDONESIA
Tin	PT Rajawali Rimba Perkasa	INDONESIA
Tin	PT Rajehan Ariq	INDONESIA
Tin	PT REFINED BANGKA TIN	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Sukses Inti Makmur (SIM)	INDONESIA
Tin	PT Timah Nusantara	INDONESIA
Tin	PT Timah Tbk Kundur	INDONESIA
Tin	PT Timah Tbk Mentok	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	PT Tirus Putra Mandiri	INDONESIA
Tin	PT Tommy Utama	INDONESIA
Tin	Resind Industria e Comercio Ltda.	BRAZIL
Tin	Rian Resources SDN. BHD.	MALAYSIA
Tin	RIKAYAA GREENTECH PRIVATE LIMITED	INDIA
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA
Tin	Shan Tou Shi Yong Yuan Jin Shu Zai Sheng Co. Ltd.	CHINA
Tin	Shangrao Xuri Smelting Factory	CHINA
Tin	SIGMA TIN ALLOY CO., LTD	CHINA
Tin	Soft Metais Ltda.	BRAZIL
Tin	Super Ligas	BRAZIL
Tin	SUZHOU NUONENGDA CHEMICAL CO.,LTD	CHINA
Tin	Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.	JAPAN
Tin	Thaisarco	THAILAND
Tin	TIN PLATING GEJIU	CHINA
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CHINA
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA
Tin	TRATHO Metal Quimica	BRAZIL
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	VQB Mineral and Trading Group JSC	VIET NAM
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL
Tin	Woodcross Smelting Company Limited	UGANDA
Tin	Xiamen Honglu Tungsten Molybdenum Co., Ltd.	CHINA
Tin	XiaMen YiQuan Precision Metal Co., Ltd	CHINA
Tin	Xin Furukawa Metal ( Wuxi ) Co., Ltd.	CHINA
Tin	Yifeng Tin Industry (Chenzhou) Co Ltd	CHINA
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA
Tin	Zhongshan Jinye Smelting Co., Ltd	CHINA

4. TUNGSTEN

Metal	Smelter Name	Country
Tungsten	A.L.M.T. Corp.	JAPAN
Tungsten	ACL Metais Eireli	BRAZIL
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL
Tungsten	Artek LLC	RUSSIAN FEDERATION
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM
Tungsten	BESEEM MINING CO., LTD.	CHINA
Tungsten	China Molybdenum Tungsten Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Tungsten	Cronimet Brasil Ltda	BRAZIL
Tungsten	DONGKUK INDUSTRIES CO., LTD.	KOREA, REPUBLIC OF
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders LLC	UNITED STATES OF AMERICA
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	H.C. Starck Tungsten GmbH	GERMANY
Tungsten	HANNAE FOR T Co., Ltd.	KOREA, REPUBLIC OF
Tungsten	Hubei Green Tungsten Co., Ltd.	CHINA
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten	Hunan Jintai New Material Co., Ltd.	CHINA
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	CHINA
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	Jing Yuan Tungsten Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	RUSSIAN FEDERATION
Tungsten	KENEE MINING VIETNAM COMPANY LIMITED	VIET NAM
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA
Tungsten	LAOS SOUTHERN MINING SMELTING SOLE CO.,LTD	LAO PEOPLE'S DEMOCRATIC REPUBLIC
Tungsten	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA

Tungsten	Lianyou Resources Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Tungsten	LLC Vostok	RUSSIAN FEDERATION
Tungsten	MALAMET SMELTING SDN. BHD.	MALAYSIA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Masan High-Tech Materials	VIET NAM
Tungsten	Meterion Advanced Materials Thin Film Products	UNITED STATES OF AMERICA
Tungsten	Minmetals Ganzhou Tin Co. Ltd	CHINA
Tungsten	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION
Tungsten	Nam Viet Cromit Joint Stock Company	VIET NAM
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA
Tungsten	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tungsten	NPP Tyazhmetprom LLC	RUSSIAN FEDERATION
Tungsten	OOO “Technolom” 1	RUSSIAN FEDERATION
Tungsten	OOO “Technolom” 2	RUSSIAN FEDERATION
Tungsten	Philippine Bonway Manufacturing Industrial Corporation	PHILIPPINES
Tungsten	Philippine Carreytech Metal Corp.	PHILIPPINES
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
Tungsten	Plansee Group	GERMANY
Tungsten	S.P.T. spol.s r.o.	CZECHIA
Tungsten	Sanher Tungsten Vietnam Co., Ltd.	VIET NAM
Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	CHINA
Tungsten	Sumitomo Metal Mining Co., Ltd.	JAPAN
Tungsten	TANIOBIS Smelting GmbH & Co. KG	GERMANY
Tungsten	Thaisarco	THAILAND
Tungsten	Tungsten Diversified Industries LLC	UNITED STATES OF AMERICA
Tungsten	Tungsten Vietnam Joint Stock Company	VIET NAM
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	CHINA
Tungsten	Zhuzhou Cemented Carbide Group Co. Ltd	CHINA

Appendix B: Mines Country of Origin List

Angola
Argentina
Armenia
Australia
Austria
Azerbaijan
Belarus
Belgium
Benin
Bolivia
Bosnia and Herzegovina
Botswana
Brazil
Bulgaria
Burundi
Cambodia
Cameroon
Canada
Chile
China
Colombia
Democratic Republic of the Congo
Djibouti
Ecuador
Egypt
El Salvador
Eritrea
Estonia
Ethiopia
France
Germany
Ghana
Guinea
Guyana
Hong Kong
Hungary
India
Indonesia
Ireland
Italy
Japan

Kazakhstan
Korea
Madagascar
Malaysia
Mali
Mexico
Mongolia
Morocco
Mozambique
Myanmar
Namibia
Netherlands
Nicaragua
Nigeria
Panama
Papua New Guinea
Peru
Philippines
Poland
Portugal
Russia
Rwanda
Saudi Arabia
Sierra Leone
Slovakia
South Africa
Spain
Sudan
Suriname
Sweden
Switzerland
Taiwan
Tanzania
Thailand
Togo
Trinidad and Tobago
Turkey
Uganda
United Kingdom
United States
Uzbekistan
Vietnam
Zambia
Zimbabwe